EXHIBIT 99.3

The Instructions included in this Letter of Transmittal should be read carefully before completing this Letter of Transmittal. The Canadian Depositary or your broker or other financial advisor will assist you in completing this Letter of Transmittal.

LETTER OF TRANSMITTAL

To Deposit Exchangeable Shares of

WEYERHAEUSER COMPANY LIMITED

Pursuant to the Offer to Exchange

All Shares of Common Stock of

DOMTAR CORPORATION

which are owned by

WEYERHAEUSER COMPANY

for

Common Shares of Weyerhaeuser Company

and Exchangeable Shares of Weyerhaeuser Company Limited

Pursuant to the Canadian Bid Circular, dated February 2, 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME ON MARCH 2, 2007, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Letter of Transmittal relates to the offer by Weyerhaeuser Company (“Weyerhaeuser”) to exchange all shares of common stock of Domtar Corporation (the “Company”), which are owned by Weyerhaeuser, for common shares of Weyerhaeuser (“Weyerhaeuser common shares”) and exchangeable shares of Weyerhaeuser Company Limited (“Weyerhaeuser exchangeable shares”).

This Letter of Transmittal provides information and instructions on how to properly complete it. We urge you to read this Letter of Transmittal and the Canadian Bid Circular, dated February 2, 2007. After carefully reviewing these materials, please complete this Letter of Transmittal and return it to CIBC Mellon Trust Company, the Canadian depositary (the “Canadian Depositary”), at an address specified on the back cover page. You should only complete this Letter of Transmittal for certificates representing Weyerhaeuser exchangeable shares and not for certificates representing Weyerhaeuser common shares.

If you wish to deposit Weyerhaeuser exchangeable shares under the Exchange Offer and your certificate is registered in the name of an investment dealer, stock broker, bank, trust company or other nominee, you should immediately contact such nominee in order to take the necessary steps to be able to deposit your Weyerhaeuser exchangeable shares under the Exchange Offer.

Holders of Weyerhaeuser exchangeable shares (“Shareholders”) may also accept the Exchange Offer by following the procedures for book-entry transfer, provided that for a book-entry transfer established by the Canadian Depositary for Securities Limited (“CDS”), confirmation of the book-entry transfer (a “Book-Entry Confirmation”) through CDSX (the CDS on-line tendering system pursuant to which book-entry confirmations may be effected) is received by the Canadian Depositary at an address specified on the back cover page of this Letter of Transmittal at or prior to the expiration of the Exchange Offer.

Shareholders, through their respective CDS participants, who utilize CDSX to accept the Exchange Offer through a book-entry transfer of their holdings into the Canadian Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and to have acknowledged that Weyerhaeuser may enforce such terms against the applicable Shareholder. Such instructions will be, therefore, considered as a valid tender in accordance with the terms of the Exchange Offer.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE CANADIAN DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW.

This Letter of Transmittal is to be used only if certificates for Weyerhaeuser exchangeable shares are to be forwarded with it.

TO:	WEYERHAEUSER COMPANY
AND TO:	CIBC MELLON TRUST COMPANY, as the Canadian Depositary, at its offices set out on the last page of this Letter of Transmittal.

The undersigned delivers to Weyerhaeuser for exchange the enclosed certificate(s) for Weyerhaeuser exchangeable shares and, subject only to the provisions of the Exchange Offer regarding withdrawal, irrevocably accepts the offer for such shares upon the terms and conditions contained in the Exchange Offer. The following are the details of the enclosed certificate(s):

Certificate number(s)*	Name in which registered	Number of Weyerhaeuser exchangeable shares deposited**

TOTAL:

  *     Need not be completed by Shareholders depositing Weyerhaeuser exchangeable shares by book-entry.

**     Unless otherwise indicated, it will be assumed that all Weyerhaeuser exchangeable shares described above are being deposited.

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

IMPORTANT—PLEASE READ THESE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Reference is made to the Canadian Bid Circular, dated February 2, 2007 (the “Circular”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer (the “Exchange Offer”) by Weyerhaeuser, a Washington corporation, to exchange all shares of common stock, par value $0.01 per share (“Company common stock”) of the Company, a Delaware corporation, owned by Weyerhaeuser, for Weyerhaeuser common shares, par value $1.25 per share, and Weyerhaeuser exchangeable shares, that are validly tendered and not properly withdrawn prior to the expiration of the Exchange Offer, upon the terms and subject to the conditions set forth herein and in the Circular.

This Letter of Transmittal may only be used for the tender of Weyerhaeuser exchangeable shares.

The Exchange Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 2, 2007, unless extended by Weyerhaeuser in accordance with applicable law and the terms of the Exchange Offer, in which event the term “expiration” shall mean the latest time and date at which the Exchange Offer, as extended, shall expire.

PLEASE SEE THE SECTION IN THE CIRCULAR ENTITLED “THIS EXCHANGE OFFER” FOR ADDITIONAL INFORMATION AND DETAIL CONCERNING THE EXCHANGE OFFER AND THE PROCEDURES FOR TENDERING YOUR WEYERHAEUSER EXCHANGEABLE SHARES.

Exchange of Weyerhaeuser Exchangeable Shares—General Information

Appointment of the Canadian Depositary as Attorney-in-Fact and Proxy

By executing this Letter of Transmittal, you irrevocably appoint the Canadian Depositary as your attorney-in-fact and proxy, with full power of substitution, to the full extent of your rights with respect to Weyerhaeuser exchangeable shares tendered and accepted for exchange by Weyerhaeuser and with respect to any and all other Weyerhaeuser exchangeable shares and other securities issued or issuable in respect of the Weyerhaeuser exchangeable shares on or after the expiration of the Exchange Offer. That appointment is effective when and only to the extent that Weyerhaeuser deposits the shares of Company common stock for the Weyerhaeuser exchangeable shares that you have tendered with the Canadian Depositary. Such proxy shall be considered coupled with an interest in the tendered Weyerhaeuser exchangeable shares and therefore shall not be revocable. Upon the effectiveness of such appointment, all prior proxies that you have given will be revoked and you may not give any subsequent proxies (and, if given, they will not be deemed effective). The Canadian Depositary will, with respect to the Weyerhaeuser exchangeable shares for which the appointment is effective, be empowered, among other things, to exercise all of your voting and other rights as it, in its sole discretion, deems proper at any annual, special or adjourned meeting of holders of Weyerhaeuser exchangeable shares or otherwise. Weyerhaeuser reserves the right to require that, in order for Weyerhaeuser exchangeable shares to be deemed validly tendered, immediately upon Weyerhaeuser’s acceptance for exchange of those Weyerhaeuser exchangeable shares, Weyerhaeuser must be able to exercise full voting rights with respect to such shares.

Weyerhaeuser Exchangeable Shares Deemed Accepted for Exchange Upon Notice to the Canadian Depositary

Weyerhaeuser will be deemed to have accepted for exchange, and thereby exchanged, Weyerhaeuser exchangeable shares validly tendered and not properly withdrawn if and when Weyerhaeuser notifies Mellon Investor Services LLC (the “Exchange Agent”) of its acceptance of the tenders of those Weyerhaeuser exchangeable shares.

On or prior to the time of consummation of this Exchange Offer, Weyerhaeuser will transfer (or cause to be transferred) to the Exchange Agent, by book-entry, all of the Company common stock owned by Weyerhaeuser, with irrevocable instructions to deliver the shares of Company common stock to be exchanged for Weyerhaeuser exchangeable shares in the Exchange Offer and deliver the shares of Company common stock to be distributed in any pro rata dividend (as described in the Circular under “This Exchange Offer—Dividend of any Shares of Company Common Stock Remaining after this Exchange Offer”). Shares of Company common stock will be transferred to the holders of Weyerhaeuser exchangeable shares pursuant to the Exchange Offer promptly after receipt of Weyerhaeuser’s notice and determination of the final proration factor. You will not receive any interest on any cash paid to you, even if there is a delay in making the payment.

Weyerhaeuser Will Determine the Validity of Any Tender

Weyerhaeuser will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Weyerhaeuser exchangeable shares, in Weyerhaeuser’s sole discretion, and its determination shall be final and binding. Weyerhaeuser reserves the absolute right to reject any and all tenders of Weyerhaeuser exchangeable shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Weyerhaeuser also reserves the absolute right to waive any of the conditions of the Exchange Offer (other than the mandatory conditions described in the Circular), or any defect or irregularity in the tender of any Weyerhaeuser exchangeable shares. No tender of Weyerhaeuser exchangeable shares is valid until all defects and irregularities in tenders of Weyerhaeuser exchangeable shares have been cured or waived. Neither Weyerhaeuser nor the Canadian Depositary, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any Weyerhaeuser exchangeable shares or will incur any liability for failure to give any such notification. Weyerhaeuser’s interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and instructions thereto) will be final and binding.

Return of Weyerhaeuser Exchangeable Shares if Tender Not Accepted

If Weyerhaeuser does not accept for exchange any tendered Weyerhaeuser exchangeable shares for any reason pursuant to the terms and conditions of the Exchange Offer, the Canadian Depositary will return certificates representing such shares without expense to the tendering stockholder (or, in the case of shares tendered by book-entry transfer pursuant to the procedures set forth in the Circular in the section entitled “The Exchange Offer—Procedures for Tendering,” such shares will be credited to an account maintained within CDS), promptly following expiration or termination of the Exchange Offer.

Effect of Tenders

A tender of Weyerhaeuser exchangeable shares pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the Exchange Offer as well as your representation and warranty to Weyerhaeuser that (1) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other Weyerhaeuser exchangeable shares or other securities issued or issuable in respect of such shares), (2) when the same are accepted for exchange, Weyerhaeuser will acquire good and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and such shares are not subject to any adverse claims and (3) you own the shares being tendered within the meaning of Rule 14e-4 promulgated under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”).

It is a violation of Rule 14e-4 under the Exchange Act for a person, directly or indirectly, to tender Weyerhaeuser exchangeable shares for such person’s own account unless, at the time of tender, the person so tendering (1) has a net long position equal to or greater than the amount of (a) shares of Weyerhaeuser exchangeable shares tendered or (b) other securities immediately convertible into or exchangeable or exercisable for the Weyerhaeuser exchangeable shares tendered and such person will acquire such shares for tender by conversion, exchange or exercise; and (2) will cause such shares to be delivered in accordance with the terms of the Prospectus—Offer to Exchange. Rule 14e-4 provides a similar restriction applicable to the tender of guarantee of a tender on behalf of another person.

Binding Agreement

The tender of Weyerhaeuser exchangeable shares pursuant to any of the procedures described below will constitute a binding agreement between Weyerhaeuser and you upon the terms of and subject to the conditions to the Exchange Offer.

Procedures for Tendering

The exchange of Weyerhaeuser exchangeable shares tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Canadian Depositary of (1) certificates representing Weyerhaeuser exchangeable shares pursuant to the procedures set forth in the Circular in the section entitled “This Exchange Offer—Procedures for Tendering,” (2) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees; or alternatively, timely receipt by the Canadian Depositary of a book-entry transfer of Weyerhaeuser exchangeable shares, and (3) any other required documents.

The method of delivery of share certificates of Weyerhaeuser exchangeable shares and all other required documents, including delivery through the CDS, is at your option and risk, and the delivery will be deemed made only when actually received by the Canadian Depositary. If delivery is by mail, it is recommended that you use registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

Weyerhaeuser Exchangeable Shares held in Certificated Form

If you hold certificates representing Weyerhaeuser exchangeable shares, to validly tender such shares pursuant to the Exchange Offer, you must, prior to the expiration of the Exchange Offer, deliver to the Canadian Depositary this Letter of Transmittal, properly completed and duly executed (or a manually executed facsimile), along with any required signature guarantees and any other required documents, and the certificates representing the Weyerhaeuser exchangeable shares tendered. The Canadian Depositary’s addresses are listed on the back cover of this Letter of Transmittal.

Weyerhaeuser Exchangeable Shares held through an Investment Dealer, Stock Broker, Bank, Trust Company or Other Nominee

If you hold Weyerhaeuser exchangeable shares through a financial institution that is a participant in the CDS, you should follow the instructions sent to you separately by that institution. You should not use this Letter of Transmittal to direct the tender of your Weyerhaeuser exchangeable shares. If that institution holds shares through CDS, it must notify CDS and cause it to transfer the shares into the Canadian Depositary’s account in accordance with the procedures for a book-entry transfer established by CDS, provided that a book-entry confirmation through CDSX, the CDS on-line tendering system pursuant to which book-entry transfers may be effected, is received by the Canadian Depositary at an address listed on this Letter of Transmittal.

The Canadian Depositary will establish an account with respect to the Weyerhaeuser exchangeable shares at CDS for purposes of the Exchange Offer within two business days after the date of the Circular, and any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of Weyerhaeuser exchangeable shares by causing CDS to transfer such shares into the Canadian Depositary’s account at CDS in accordance with CDS procedures for the transfer. Shareholders, and their respective CDS participants, who use CDSX to accept the Exchange Offer through a book-based transfer of their holdings into the Canadian Depositary’s account with CDS will be deemed to have completed and submitted a Letter of Transmittal and to be bound by its terms and therefore any book-based transfer of Weyerhaeuser exchangeable shares into the

Canadian Depositary’s account at CDS in accordance with CDS procedures will be considered a valid tender in accordance with the terms of the Exchange Offer. Delivery of documents to CDS does not constitute delivery to the Canadian Depositary.

Withdrawal Rights

Weyerhaeuser exchangeable shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer and, unless Weyerhaeuser has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Weyerhaeuser accepts Weyerhaeuser exchangeable shares pursuant to the Exchange Offer, your tender is irrevocable.

For your withdrawal to be effective, the Canadian Depositary must receive from you a written notice of withdrawal at one of its addresses set forth on the back cover of the Circular, and your notice must include your name and the number of Weyerhaeuser exchangeable shares to be withdrawn, as well as the name of the registered holder, if it is different from that of the person who tendered those shares.

If certificates have been delivered or otherwise identified to the Canadian Depositary, the name of the registered holder and the serial numbers of the particular certificates evidencing the Weyerhaeuser exchangeable shares withdrawn must also be furnished to the Canadian Depositary, as stated above, prior to the physical release of the certificates, and an eligible institution must guarantee all signatures on the notice of withdrawal, unless those Weyerhaeuser exchangeable shares have been tendered for the account of any eligible institution. If Weyerhaeuser exchangeable shares have been tendered pursuant to the procedures for book-entry tender discussed in the Circular in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering,” any notice of withdrawal must specify the name and number of the account at CDS to be credited with the withdrawn shares and must otherwise comply with CDS’s procedures.

Weyerhaeuser will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decision shall be final and binding. Neither Weyerhaeuser nor the Canadian Depositary, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification.

Any Weyerhaeuser exchangeable shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn Weyerhaeuser exchangeable shares by following one of the procedures discussed in the Circular in the section entitled “This Exchange Offer—Procedures for Tendering” at any time prior to the expiration of the Exchange Offer.

Except as otherwise provided above, any tender made under the Exchange Offer is irrevocable.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

The names and addresses of the registered owners should be printed as they appear on the certificates representing Weyerhaeuser exchangeable shares deposited hereby. The certificates and the numbers of Weyerhaeuser exchangeable shares that the undersigned wishes to deposit should be indicated in the appropriate boxes.

The undersigned instructs Weyerhaeuser and the Canadian Depositary to mail the cheque for fractional shares as indicated in Box A “Payment Instructions” and mailed by first-class mail, postage prepaid, to the address indicated in the records maintained by or on behalf of Weyerhaeuser unless otherwise indicated in Box B “Delivery Instructions”.

If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal, including Box H—“Lost, Stolen or Destroyed Certificates” should be completed as fully as possible and forwarded to the Canadian Depositary, together with a letter describing the loss, theft or destruction and providing a telephone number. The Canadian Depositary will respond with the replacement requirements, which includes certain additional documents that must be signed in order to obtain replacement certificate(s) and the payment of the required lost certificate fee.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned and both of you shall be deemed to have required that any contract evidenced by the Exchange Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et vous deux êtes présumés avoir requis que tout contrat attesté par l’offre d’échange et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A PAYMENT INSTRUCTIONS (See Instruction 6)	BOX B DELIVERY INSTRUCTIONS (See Instruction 6)

ISSUE CERTIFICATE AND CHEQUE IN THE NAME OF: (please print)	SEND CERTIFICATE AND CHEQUE TO:
(Name)	(Name)

(Street Address and Number)	(Street Address and Number)
(City and Province or State)	(City and Province or State)
(Country and Postal (Zip) Code)
(Telephone—Business Hours)	(Country and Postal (Zip) Code)
(Social Insurance or Social Security Number)

BOX C

U.S. RESIDENTS/CITIZENS

U.S. residents/citizens must provide their Taxpayer Identification Number                                  and complete Substitute Form W-9.

NON U.S. RESIDENTS/CITIZENS

Non U.S. residents/citizens must provide their Social Insurance Number                                  and complete the U.S. Internal Revenue Service (“IRS”) Form W-8BEN.

BOX D HOLD FOR PICK-UP (See Instruction 6) Check here: ☐

BOX E

GUARANTEED DELIVERY

CHECK HERE    ☐  IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE TORONTO OFFICE OF THE CANADIAN DEPOSITARY AND COMPLETE THE FOLLOWING (please print or type)

Name of Registered Holder	Date of Guaranteed Delivery

Name of Institution which Guaranteed Delivery

BOX F SHAREHOLDER(S) SIGN HERE (See Instructions 1 and 5)	BOX G GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 5)

Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 5.

Authorized Signature :

Signature(s) of Shareholder

or authorized representative

Name(s) :

(Please Print)

Capacity :

Address :

(Include Postal Code or Zip Code)

Area Code and Telephone Number :

TIN; SSN; SIN:

Authorized Signature: Name(s): (Please Print) Title: Name of Firm : Address : (Include Postal Code or Zip Code) Area Code and Telephone Number : Dated , 2007
U.S. shareholders must provide their Taxpayer Identification No. or Social Security No. and complete Substitute Form W-9: see Instruction 8. Non-U.S. shareholders must provide their Social Insurance No. and complete the U.S. IRS Form W-8BEN.

Dated , 2007

BOX H

LOST, STOLEN OR DESTROYED

CERTIFICATES

To be completed ONLY if certificates representing Weyerhaeuser exchangeable shares being deposited have been lost, stolen or destroyed.

The undersigned either (check one):

☐        lost his or her certificate(s) representing Weyerhaeuser exchangeable shares;

☐        had his or her certificate(s) representing Weyerhaeuser exchangeable shares stolen; or

☐        had his or her certificate(s) representing Weyerhaeuser exchangeable shares destroyed.

If a certificate representing Weyerhaeuser exchangeable shares has been lost, stolen or destroyed, this Letter of Transmittal, including this Box H, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number, to the Canadian Depositary. The Canadian Depositary will respond with the replacement requirements.

BOX I

ODD LOTS

Under certain conditions, shareholders holding fewer than 100 Weyerhaeuser exchangeable shares may have their shares accepted for exchange before any proration of the Exchange Offer of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if Weyerhaeuser exchangeable shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Weyerhaeuser exchangeable shares. The undersigned either (check one box):

☐        is the beneficial or record owner of an aggregate of fewer than 100 Weyerhaeuser exchangeable shares, all of which are being tendered; or

☐        is a trustee, executor, administrator, guardian, attorney-in-fact, officers of corporations or other nominee that (a) is tendering for the beneficial owner(s), Weyerhaeuser exchangeable shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Weyerhaeuser exchangeable shares and is tendering all of such Weyerhaeuser exchangeable shares.

INSTRUCTIONS

Forming Part of the Terms of the Exchange Offer

1. Guarantee of Signatures. No signature guarantee is required if:

(a) this Letter of Transmittal is signed by the registered holder of the Weyerhaeuser exchangeable shares exactly as the name of the registered holder appears on the certificate deposited with this Letter of Transmittal and payment and delivery are to be made directly to such registered holder; or

(b) such shares are deposited for the account of a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (each of the foregoing, being an “Eligible Institution”), whose members usually include members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States (each being referred to as an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box G “Guarantee of Signature(s).” See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates—Guaranteed Delivery Procedures. This Letter of Transmittal is to be used if certificates are to be forwarded with it to the Canadian Depositary. Certificates for all physically deposited Weyerhaeuser exchangeable shares together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Canadian Depositary at an address specified on the back cover page and must be received by the Canadian Depositary by the expiration of the Exchange Offer.

If you wish to tender Weyerhaeuser exchangeable shares pursuant to the Exchange Offer but (i) your certificates are not immediately available; (ii) you cannot deliver the share certificates or other required documents to the Canadian Depositary on or before the expiration date of the Exchange Offer; or (iii) you cannot comply with the procedures for book-entry transfer on a timely basis, you may still tender your Weyerhaeuser exchangeable shares, so long as all of the following conditions are satisfied:

(a) you make your tender by or through an Eligible Institution;

(b) on or before the expiration date, the Canadian Depositary must receive a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by Weyerhaeuser, in the manner provided below; and

(c) within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery, the Canadian Depositary must receive (a) share certificates representing all tendered Weyerhaeuser exchangeable shares, in proper form for transfer; (b) the Letter of Transmittal properly completed and duly executed (including any signature guarantees that may be required); and (c) any other required documents.

Registered shareholders (including any participant in CDS whose name appears on a CDS security position listing as the owner of Weyerhaeuser exchangeable shares) may transmit the notice of guaranteed delivery by facsimile transmission or mail it to the Canadian Depositary. If you hold Weyerhaeuser exchangeable shares through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any notice of guaranteed delivery on your behalf.

If you tender your Weyerhaeuser exchangeable shares using the guaranteed delivery procedures, you must complete Box E.

The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Canadian Depositary at its office in Toronto, Ontario as set out in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Transmittal and accompanying share certificate(s) to any office other than the Toronto, Ontario office of the Canadian Depositary does not constitute delivery for purposes of satisfying a guaranteed delivery.

The method of delivery of certificates representing Weyerhaeuser exchangeable shares and all other required documents is at the option and risk of the depositing Shareholder. If certificates representing Weyerhaeuser exchangeable shares are to be sent by mail, registered mail, properly insured, is recommended, and it is suggested that the mailing be made sufficiently in advance of the expiration of the Exchange Offer to permit delivery to the Canadian Depositary on or prior to such date. Delivery of a share certificate representing Weyerhaeuser exchangeable shares will only be considered to have been made upon actual receipt of such share certificate representing Weyerhaeuser exchangeable shares by the Canadian Depositary.

3. Inadequate Space. If the space in the box for providing details of the enclosed certificates is inadequate, the certificate numbers and/or the numbers of Weyerhaeuser exchangeable shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Deposits and Proration. If fewer than all of the Weyerhaeuser exchangeable shares evidenced by any certificate are to be deposited, fill in the number of Weyerhaeuser exchangeable shares which are to be deposited in the column entitled “Number of Weyerhaeuser exchangeable shares deposited”. In that case, if any deposited Weyerhaeuser exchangeable shares are accepted, a new certificate for the remainder of the Weyerhaeuser exchangeable shares evidenced by the old certificate(s) will be issued and sent to the registered holder, as soon as practicable after the expiration of the Exchange Offer. Similarly, if any deposited Weyerhaeuser exchangeable shares are not accepted because the Exchange Offer is prorated, a new certificate for the remainder of the Weyerhaeuser exchangeable shares evidenced by the old certificate(s) will be issued and sent to the registered holder, as soon as practicable after the expiration of the Exchange Offer. All Weyerhaeuser exchangeable shares represented by the certificate(s) listed and delivered to the Canadian Depositary are deemed to have been deposited unless otherwise indicated.

5. Signatures on Letter of Transmittal, Stock Transfer Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the Weyerhaeuser exchangeable shares deposited hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.

(b) If the Weyerhaeuser exchangeable shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

(c) If any deposited Weyerhaeuser exchangeable shares are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal (or facsimile of it) as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the Weyerhaeuser exchangeable shares deposited and transmitted hereby, no endorsements of certificate(s) representing such Weyerhaeuser exchangeable shares or separate stock transfer powers are required unless payment is to be made, or the certificates for Weyerhaeuser exchangeable shares deposited but not accepted are to be issued, to a person other than the registered holder(s). Any signature(s) required on such certificates or stock transfer powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered holder of the certificate(s) listed, however, the certificates must be endorsed or accompanied by appropriate stock transfer powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate, and signatures on such certificate(s) or stock transfer power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificates or stock transfer powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Weyerhaeuser of their authority so to act.

6. Special Payment and Delivery Instructions. Complete Box A “Payment Instructions” and Box B “Delivery Instructions” if certificates and cheques for fractional shares are to be sent to someone other than the signer of this Letter of Transmittal or to the signer at a different address. If certificates and cheques for fractional shares are to be held by the Canadian Depositary for pick-up by the undersigned or any person designated by the undersigned in writing, Box D “Hold for Pick-Up” on this Letter of Transmittal must be completed.

7. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance and additional copies of the Canadian Bid Circular or this Letter of Transmittal may be directed to the Canadian Depositary or your broker, dealer, commercial bank, or trust company.

8. Form W-8BEN/Substitute Form W-9. Non-U.S. taxpayers should provide a correct Social Insurance Number and complete and sign U.S. IRS Form W-8BEN. If you are a U.S. taxpayer, certify that the Social Security Number printed on Form W-9 is correct. Regardless of whether you have previously furnished a Taxpayer Identification Number (TIN), Social Security Number (SSN) or the certification on Form W-9 with respect to dividend payments, you must again furnish this number on the Form W-9 Certification. Failure to provide the information on this form may subject the depositing shareholder to a US$50 penalty imposed by the IRS and/or back-up withholding imposed by the IRS. If you are a trustee, executor, administrator or someone who is acting on behalf of a shareholder and your name is not printed on the Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the relevant shares

9. Privacy Notice. The Canadian Depositary has a Privacy Statement that is available at www.CIBCMellon.com or in writing or by telephone using the telephone number and address provided above in this Letter of Transmittal.

10. Assistance. The Canadian Depositary or the Information Agent (see back cover page for their respective addresses and telephone numbers) will be able to assist you in completing this Letter of Transmittal. Shareholders whose Weyerhaeuser exchangeable shares are registered in the name of a broker, securities dealer, commercial bank, trust company or other nominee should contact such nominee if they wish to accept the Exchange Offer.

IMPORTANT: This Letter of Transmittal or a manually signed facsimile thereof (together with certificates for Weyerhaeuser exchangeable shares and all other required documents) or the Notice of Guaranteed Delivery or a manually signed facsimile thereof must be received by the Canadian Depositary prior to the expiration of the Exchange Offer.

If you have any questions, the Information Agent for the Offer is:

Shareholders Call Toll-free from the U.S. and Canada:

877-750-9497 (English speakers)

877-825-8777 (French speakers)

Banks and Brokers Call Collect: 212-750-5833

The Canadian Depositary for the Exchange Offer is:

CIBC MELLON TRUST COMPANY

By Mail

CIBC Mellon Trust Company

P.O. Box 1036

Adelaide Street Postal Station

Toronto, ON M5C 2K4

Attention: Corporate Actions

By Hand, Registered Mail or by Courier

CIBC Mellon Trust Company

199 Bay Street Commerce Court West Securities Level Toronto, ON M5L 1G9 Attn: Courier Window	Suite 1600 1066 West Hastings Street Vancouver, British Columbia V6E 3X1

Telephone: 416-643-5500

Toll Free: 800-387-0825

E-Mail: inquires@cibcdmellon.com